Exhibit 1.1

WELLTOWER INC.

UNDERWRITING AGREEMENT

November 6, 2023

BofA Securities, Inc.

Goldman Sachs & Co. LLC

As Representatives of the several Underwriters named in Schedule A hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Welltower Inc., a Delaware corporation (the “Company”), and Welltower OP LLC, a Delaware limited liability company (the “Operating Company,” and together with the Company, the “Transaction Entities”), confirm their agreements with BofA Securities, Inc. and Goldman Sachs & Co. LLC (the “Representatives”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom the Representatives are acting as representatives, with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) set forth in Schedules A hereto (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(ii) hereof to purchase all or any part of additional shares of Common Stock (the “Option Securities”). The Initial Securities and the Option Securities are herein called, collectively, the “Securities.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to the Underwriters as of the date hereof, the Applicable Time, the Closing Date and each Date of Delivery (each as defined below) and the as follows:

(i) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-264093) in respect of the Securities, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form

S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act (a “Preliminary Prospectus”), and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and supplemented, have heretofore been delivered by the Company to the Representatives. Such registration statement is herein referred to as the “Registration Statement,” which shall be deemed to include the post-effective amendment thereto filed on May 3, 2023 and all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below. The Registration Statement has become effective under the Securities Act. “Prospectus” means the final prospectus (including the final prospectus supplement) relating to the Securities first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 4(i) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated, or deemed to be incorporated, by reference therein prior to the Applicable Time, and any reference herein to any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated, or deemed to be incorporated, by reference therein at or after the Applicable Time and prior to the termination of the offering of the Securities by the Underwriters.

(ii) At the Applicable Time, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information specified in Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Transaction Entities make no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof. As used in this subsection and elsewhere in this Agreement: “Applicable Time” means 7:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Transaction Entities and the Representatives.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented by the most recent preliminary prospectus supplement relating to the Securities furnished to Underwriters for delivery to investors prior to the Applicable Time, including any documents incorporated, or deemed to be incorporated, by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Transaction Entities’ records pursuant to Rule 433(g) under the Securities Act, including each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities contemplated hereby.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule C hereto.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

Each of the Company and the Operating Company has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate or company power and authority, as applicable, to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement. The Operating Company has the limited liability company power and authority to enter into and perform its obligations under this Agreement. Each of the Company and the Operating Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Transaction Entities and their subsidiaries, taken as a whole, (b) adversely affect the issuance or validity of the Securities or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”).

Each subsidiary of the Company, other than the Operating Company, that is a significant subsidiary meeting the requirement of Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate, company or partnership power and authority, as applicable, to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each Significant Subsidiary of the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would result in a Material Adverse Effect.

(iii) The Limited Liability Company Agreement of the Operating Company, dated as of May 24, 2022 (as amended, the “LLC Agreement”), is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity and the limits of specific performance and injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity), and is in full force and effect.

(iv) All of the outstanding limited liability company interests (“LLC Interests”) in the Operating Company are duly and validly authorized and issued in accordance with the LLC Agreement. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all outstanding LLC Interests in the Operating Company are owned by the Company, directly or indirectly, free and clear of any security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into, or exchange for, any LLC Interests or other securities of or in the Operating Company. The LLC Interests in the Operating Company to be issued to the Company in connection with any issuance of the Securities are duly and validly authorized for issuance by the Operating Company and, when issued and paid for by the Company prior to the Closing Date or such Date of Delivery, will be validly issued. None of the LLC Interests in the Operating Company have been or will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Company.

(v) The information contained in the line item “Common Stock” set forth in the latest consolidated balance sheet contained in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Commission (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and since such date, there has been no material change in such information. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into, or exchange for, any shares of Common Stock or other securities of or in the Company. The Securities have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully-paid and non-assessable on the Closing Date or such Date of Delivery. No preemptive or similar rights of stockholders exist with respect to any of the Securities or the issuance and sale thereof. The Common Stock conforms to all statements relating thereto contained or incorporated by reference to the Registration Statement, the General Disclosure Package and the Prospectus, and such statements conform to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(vi) The Commission has not issued a stop order in respect of the Registration Statement or an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Transaction Entities’ knowledge, threatened by the Commission. The Registration Statement complies, and the Prospectus and any amendments or supplements thereto will comply, as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder. The documents incorporated, or deemed to be incorporated, by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time filed with the Commission complied, as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date, will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date, will not contain any untrue statement of a material fact and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Transaction Entities make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Transaction Entities by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Transaction Entities notified or notify the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus that has not been superseded or modified.

(viii) Neither of the Transaction Entities has, directly or indirectly, distributed or will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(ii) below. The Transaction Entities will file with the Commission all Issuer Free Writing Prospectuses required to be filed with the Commission in the time and manner required under Rule 163(b)(2) and Rule 433(d) under the Securities Act.

(ix) At the time (a) of filing of the Registration Statement, (b) of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) a Transaction Entity or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act and (d) at the date hereof, each Transaction Entity was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Neither of the Transaction Entities has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(x) (a) At the earliest time after the filing of the Registration Statement that a Transaction Entity or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause (b)), neither Transaction Entity was or is an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that a Transaction Entity be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(xi) The consolidated financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position, cash flows and the results of operations of the Company and its consolidated subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. The pro forma financial statements, including the notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in such pro forma financial statements. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Other than the financial statements, together with related notes and schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

(xii) There is no action or proceeding pending or, to the knowledge of Transaction Entities, threatened (a) against the Transaction Entities or their subsidiaries or (b) involving any property of the Transaction Entities or their subsidiaries before any court or administrative agency which, if determined adversely to the Transaction Entities or their subsidiaries, would reasonably be expected to result in a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) The Transaction Entities and their subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described (or as described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which either Transaction Entity or their subsidiaries is a party, and the guaranties of third parties (a) are the valid and binding obligations of the such Transaction Entity or such subsidiaries, as the case may be, and, to the knowledge of the Transaction Entities, of all other parties thereto, and neither Transaction Entity knows of any default or defenses currently existing with respect thereto which would reasonably be expected to result in a Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Each mortgage which either Transaction Entity or any of their subsidiaries holds on the properties described in the Registration Statement, the General Disclosure Package and the Prospectus constitutes a valid mortgage lien for the benefit of such Transaction Entity or such subsidiary, as the case may be, on such property.

(xiv) Each Transaction Entity has timely filed all federal, state and foreign tax returns which have been required to be filed (taking into account any valid extensions to the filing date thereof), except in any case in which the failure to timely file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either of the Transaction Entities, and has paid all taxes indicated by said returns or which would otherwise be delinquent except to the extent such taxes are being contested by appropriate proceedings diligently conducted in good faith (and for which adequate reserves required by GAAP have been created in the consolidated financial statements of the Company), except in any case in which the failure to pay would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on either of the Transaction Entities. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company in accordance with GAAP.

(xv) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (a) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Transaction Entities and their subsidiaries considered as one enterprise or the earnings, capital stock or limited liability company interests (as applicable), business affairs, management, or business prospects of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not occurring in the ordinary course of business, (b) there have been no liabilities or obligations incurred by the Transaction Entities or their subsidiaries that are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise, (c) there have been no dividends or other distributions declared, paid or made by the Transaction Entities except for regular quarterly dividends or other distributions in amounts per share or LLC Interest, as applicable, that are consistent with past practice, and (d) there have been no transactions entered into by the Transaction Entities or their subsidiaries that are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise, other than transactions in the ordinary course of business. There are no contingent obligations of the Transaction Entities or their subsidiaries that are material with respect to the Transaction Entities and their subsidiaries considered as one enterprise that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) The Company is not in violation of its charter or by-laws, and the Operating Company is not in violation of the LLC Agreement. No subsidiary of the Company or the Operating Company is in violation of its charter or by-laws or other organizational document, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither of the Transaction Entities nor any of their subsidiaries are (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Transaction Entities, their subsidiaries or their properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) would have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issuance and sale of the Securities and the performance by the Company and the Operating Company of all of their respective obligations under this Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which either Transaction Entity or any of their subsidiaries, is a party or by which it or any of their properties may be bound, or a violation of its charter or by-laws, the LLC Agreement or other organizational document or any order, rule or regulation applicable to the Transaction Entity, their subsidiaries or their properties of any court or of any regulatory body, administrative agency or other governmental body.

(xvii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Transaction Entities of this Agreement and the consummation of the transactions contemplated by this Agreement (except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or may be necessary to qualify the Securities for public offering and sale by the Underwriters under state securities or Blue Sky laws) has been obtained or made by the Transaction Entities, and is in full force and effect.

(xviii) The Transaction Entities and their subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary for the conduct of their businesses, and neither of the Transaction Entities nor any of their subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Transaction Entities and their subsidiaries considered as one enterprise.

(xix) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), has so qualified for the taxable years ended December 31, 1984 through December 31, 2022 and the current and proposed method of operation of the Company, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2023 and thereafter. The Operating Company was classified as a “qualified REIT subsidiary” of the Company under the Code from the time it became a subsidiary of the Company until May 24, 2022. Since May 24, 2022, the Operating Company has been and will continue to be classified as a disregarded entity or a partnership, which is not a “publicly traded partnership” taxable as a corporation, for U.S. federal tax purposes.

(xx) To the Transaction Entities’ knowledge, Ernst & Young LLP (“Ernst & Young”), who has certified certain of the consolidated financial statements and related schedules of the Company filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company, the Operating Company and their subsidiaries as required by the Securities Act and the Public Company Accounting Oversight Board (the “PCAOB”). Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company, the Operating Company and their subsidiaries or other applicable entity, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(xxi) The Transaction Entities and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement is accurate and complete in all material respects.

(xxii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Transaction Entities and their subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any significant deficiencies or material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxiii) Neither of the Transaction Entities has, directly or indirectly, including through any subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or the Operating Company, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Company or (b) made any material modification, including any renewal thereof, to any term of any personal loan which was outstanding on July 30, 2002 to any director or executive officer of the Company or the Operating Company, or any family member or affiliate of any director or executive officer.

(xxiv) To the knowledge of the Transaction Entities, after due inquiry of their respective officers and directors, there are no affiliations with any FINRA member firm among the Transaction Entities’ respective officers, directors, members or principal stockholders (as applicable), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters.

(xxv) This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(xxvi) Neither of the Transaction Entities nor any of their respective officers, directors, members or interestholders, as applicable, have taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities. The Transaction Entities acknowledge that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.

(xxvii) Neither the Company nor the Operating Company is or, after giving immediate effect to the offer and sale of the Securities and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxviii) (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities’ or their subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by a Transaction Entity or any of their subsidiaries, and, to the knowledge of the Transaction Entities, any such data processed or stored by third parties on behalf of a Transaction Entity or any of their subsidiaries), equipment or technology (collectively, “IT Systems and Data”) within the five year period prior to the date of this Agreement: (B) neither Transaction Entity nor any of their subsidiaries have been notified within the five year period prior to the date of this Agreement of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. The Transaction Entities and their subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxix) Neither of the Transaction Entities nor any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, member, partner, agent or employee of a Transaction Entity or their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anticorruption laws. The Transaction Entities and, to the knowledge of the Transaction Entities, the Transaction Entities’ affiliates have conducted their respective businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws.

(xxx) The operations of the Transaction Entities and their subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving a Transaction Entity or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened.

(xxxi) Neither of the Transaction Entities nor any of their subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, member, partner, agent, employee or affiliate of a Transaction Entity or any of their subsidiaries is (a) currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (the “EU”), His Majesty’s Treasury (“HMT”), or other relevant sanctions authority, or (b) located, organized or resident in a country or territory that is the subject of sanctions (including, without limitation, Cuba, Iran, North Korea, Russia, Syria, the Crimea Region of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic); and neither of the Transaction Entities will, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC, UNSC, the EU, HMT or any other relevant sanctions authority.

2. Purchase, Sale and Delivery of the Securities.

(i) Initial Securities. On the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share of $85.50, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(ii) Option Securities. On the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,625,000 shares of Common Stock, at the price per share of $85.50, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. This option may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, then each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased bears to the number of Option Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

(iii) Payment. Payment for the Initial Securities is to be made by Federal Funds wire transfer to an account designated by the Company for the Initial Securities against delivery of the Initial Securities to the Representatives. Such payment and delivery are to be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, at 9:00 a.m. New York time, on November 9, 2023, or at such other time and date thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange (“NYSE”) is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed).

In the event that any or all of the Option Securities are purchased by the Underwriters, payment for such Option Securities is be made at the above-mentioned offices, or at such other time and date thereafter as the Representatives and the Company shall agree upon, on each Date of Delivery as specified in the notice from the Representatives to the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Securities as soon as the Representatives deem it advisable to do so. The Securities are to be initially offered to the public at the price and upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants and agrees with the Underwriters that:

(i) The Transaction Entities will (a) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (b) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations for so long as the Representatives may deem necessary in order to complete the distribution of the Securities and (c) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Transaction Entities with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters; provided, however, that for each such report or preliminary or definitive proxy or information statement, neither Transaction Entity will file any such report or preliminary or definitive proxy or information statement, or amendment thereto, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Exchange Act.

(ii) The Transaction Entities will (a) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by a Transaction Entity with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of each Issuer Free Writing Prospectus included in Schedule C hereto; (b) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (c) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping; and (d) not take any action that would result in an Underwriter or a Transaction Entity being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii) The Transaction Entities will advise the Representatives promptly (a) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall have become effective, or any supplement to the Prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose for so long as the Representatives may deem necessary in order to complete the distribution of the Securities, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, and the Transaction Entities will use their best efforts to prevent (x) the issuance of any such stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or (y) any such suspension of the qualification of the Securities for offering or sale in any jurisdiction, and to obtain as soon as possible the lifting of any such order, if issued, or such suspension of qualification.

(iv) The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(v) If at any time when Securities remain unsold by the Underwriters a Transaction Entity receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Transaction Entities will (a) promptly notify the Representatives, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (c) use their best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (d) promptly notify the Representatives of such effectiveness. The Transaction Entities will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which a Transaction Entity has otherwise become ineligible. References herein to the Registration Statement relating to the Securities shall include such new registration statement or post-effective amendment, as the case may be.

(vi) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Transaction Entities will, prior to the Renewal Deadline file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If the Transaction Entities are not eligible to file an automatic shelf registration statement, the Transaction Entities will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Transaction Entities will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(vii) The Transaction Entities will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Transaction Entities will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Transaction Entities will furnish upon request to the Representatives signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith.

(viii) The Transaction Entities will comply with the Securities Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. Subject to the provisions of Section 4(i) hereof, if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which, in the judgment of the Transaction Entities or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Transaction Entities promptly will either (a) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

(ix) Subject to the provisions of Section 4(i) hereof, if the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Transaction Entities or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Transaction Entities promptly will either (a) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(x) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(xi) The Company will, for a period of five years from the Closing Date, furnish upon request to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and the Company will furnish upon request to the Representatives, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(xii) The Transaction Entities will use the net proceeds from the sale of the Securities pursuant to this Agreement in the manner specified under the heading “Use of Proceeds” in the Prospectus.

(xiii) The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a real estate investment trust under the Code for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified. The Operating Company will use its reasonable best efforts to maintain its classification for U.S. federal income tax purposes as a disregarded entity or partnership that is not a “publicly traded partnership” taxable as a corporation.

(xiv) The Company will use its best efforts to effect and maintain the listing of the Securities on the NYSE.

(xv) During a period of 30 days from the date of this Agreement, neither of the Transaction Entities will, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing shall not apply to (i) the Securities, (ii) the issuance by the Company of shares of Common Stock upon the redemption of units of the Operating Company or another subsidiary pursuant to the applicable operating or partnership agreement that are outstanding prior to the execution of this Agreement and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) the issuance of shares of Common Stock in exchange for the Operating Company’s 2.750% exchangeable senior notes due 2028, (iv) the issuance by the Company of shares of Common Stock, options to purchase shares of Common Stock, restricted stock or restricted stock units, or the issuance by the Company of shares of Common Stock upon the exercise of options to purchase shares of Common Stock or the vesting of restricted stock or restricted stock units, in each case pursuant to any incentive or compensation plan or arrangement described in the Registration Statement, the General Disclosure Package

and the Prospectus, or the filing of a registration statement on Form S-8 with respect thereto, or (v) the issuance by the Company of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with any such acquisition, and the issuance of any such securities pursuant to any such agreement, or (y) any joint ventures, commercial relationships or other strategic transactions of the Company or any of its subsidiaries; provided that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (v) shall not exceed 10% of the total number of shares of Common Stock outstanding immediately prior to the execution of this Agreement; and provided, further, that in the case of clause (v), each recipient of any such securities issued pursuant thereto shall agree to transfer restrictions substantially to the effect set forth in this Section 4(xv).

5. Costs and Expenses. The Transaction Entities, jointly and severally, covenant and agree with the several Underwriters to pay all costs, expenses and fees incident to the performance of their obligations under this Agreement, including, without limiting the generality of the foregoing, the following: the fees incident to the preparation, issuance and delivery of the Securities; accounting fees of the Transaction Entities; the fees and disbursements of counsel for the Transaction Entities; the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement and any supplements or amendments thereto; the fees incident to the listing of the Securities on the NYSE; the filing fees of the Commission; and the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Securities. Any transfer taxes imposed on the sale of the Securities to the several Underwriters will be paid by the Transaction Entities. Neither Transaction Entity shall, however, be required to pay for any of the Underwriters’ expenses, including fees and disbursements of counsel for the Underwriters (except with respect to FINRA review as contemplated above), except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or this Agreement is terminated pursuant to Section 10(i)(a) or Section 10(i)(g) hereof, or by reason of any failure, refusal or inability on the part of either Transaction Entity to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Transaction Entities shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing their obligations hereunder, but the Transaction Entities shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by any of them of the Securities.

6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Securities on the Closing Date and each Date of Delivery are subject to the accuracy, as of the Closing Date or such Date of Delivery, as the case may be, of the representations and warranties of the Transaction Entities contained herein, and to the performance by the Transaction Entities of their covenants and obligations hereunder and to the following additional conditions:

(i) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Transaction Entities, shall be contemplated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request by the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.

(ii) The Representatives shall have received on the Closing Date or such Date of Delivery the opinions and statements of Gibson, Dunn & Crutcher LLP, counsel for the Transaction Entities, dated the Closing Date or such Date of Delivery and addressed to the Representatives, as representatives of the several Underwriters, to the effect set forth in Exhibit A and Exhibit B. In rendering such opinions, such counsel may rely as to matters governed by the laws of states other than the corporate laws of the State of Delaware or federal laws on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel shall indicate that the Underwriters may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Underwriters or they are not justified in relying on such certificates.

In addition, Gibson, Dunn & Crutcher LLP shall also state that, except for the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to all of which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led it to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of its date, was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder or (b)(i) that the Registration Statement, at the time it became effective and as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the Closing Date, or such Date of Delivery included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The Representatives shall have received on the Closing Date or such Date of Delivery the opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date or such Date of Delivery and addressed to the Representatives, as representatives of the several Underwriters, with respect to such matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Transaction Entities and public officials.

(iv) On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Transaction Entities, a letter dated the date hereof, addressed to the Underwriters, in form and substance satisfactory to the Representatives, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) On the Closing Date or such Date of Delivery, the Representatives shall have received from Ernst & Young, independent registered public accountants for the Transaction Entities, a letter dated such date, addressed to the Underwriters, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 6(iv) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or such Date of Delivery.

(vi) Approval of Listing. At the Closing Date or such Date of Delivery, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(vii) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Schedule D hereto, from the individuals listed in Schedule E hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to the Representatives on or before the date hereof and shall be in full force and effect on the Closing Date or such Date of Delivery, as the case may be;

(viii) The Representatives shall have received on the Closing Date or such Date of Delivery a certificate or certificates of the Executive Vice President and Chief Financial Officer and the Executive Vice President – General Counsel and Corporate Secretary of the Company and the President and the Executive Vice President and Chief Financial Officer of the Operating Company, to the effect that on and as of the Closing Date or such Date of Delivery:

(a) No stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose have been taken or are, to his/her knowledge, contemplated by the Commission.

(b) Subsequent to the delivery of this Agreement and prior to the Closing Date or such Date of Delivery, there shall not have occurred any Material Adverse Effect.

(c) The representations and warranties of the Transaction Entities as set forth in this Agreement are true and correct as of the Closing Date or such Date of Delivery as if made on such date. Each of the Transaction Entities has performed all of its respective obligations under this Agreement as are to be performed at or before the Closing Date or such Date of Delivery.

The certifications made pursuant to this Section 6(viii) shall be deemed made jointly and severally by the Transaction Entities.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notifying the Transaction Entities of such termination in writing or by telecopy at or prior to the Closing Date or such Date of Delivery, as the case may be. In such event, the Transaction Entities and the Underwriters shall not be under any obligation to each other (except to the extent provided in Section 5 and Section 8 hereof).

7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that, at the Closing Date or such Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. Indemnification.

(i) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such Affiliate, officer, director or controlling person may become subject under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or included in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, and in light of the circumstances under which they were made in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, or any Marketing Materials, and will reimburse each such Underwriter and each such Affiliate, officer, director or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such Affiliate, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Transaction Entities by or through the Representatives specifically for use in the preparation thereof.

(ii) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Transaction Entities, each of its directors (as applicable), each of its officers who have signed the Registration Statement, and each person, if any, who controls a Transaction Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Transaction Entities or any such director, officer or controlling person may become subject under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, and in light of the circumstances under which they were made in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, and will reimburse any legal or other expenses reasonably incurred by such Transaction Entity or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished by such Underwriter to the Transaction Entities by or through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described in Section 13 hereof.

(iii) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to so notify will not relieve the indemnifying party from any liability that the indemnifying party may have on account of the provisions of Section 8(i) or Section 8(ii) hereof or otherwise, except to the extent that the indemnifying party shall not have otherwise learned of such proceeding and such failure is materially prejudicial to the indemnifying party. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and one local counsel. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(i) hereof and by the Transaction Entities in the case of parties indemnified pursuant to Section 8(ii) hereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such indemnified party is a party and indemnity was sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent to which the indemnification obligations of the Transaction Entities hereunder are applicable if (a) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (unless the indemnified party is contesting in good faith the amount so reimbursable).

(iv) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless to the extent required therein an indemnified party under Sections 8(i) or Section 8(ii) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities and the Underwriters from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(iii) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transaction Entities and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities and the Underwriters shall be deemed to be in the same proportion as (i) the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and (ii) the difference between (a) the aggregate price to the public received by the Underwriters and (b) the aggregate price paid by the Underwriters to the Company for the Securities, bear to the aggregate price to the public received for the Securities by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(iv), (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public, and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.

(v) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any supplement or amendment thereto, or any Marketing Materials, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

9. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attn: Syndicate Department, Email: dg.ecm_execution_services@bofa.com with a copy to Attn: ECM Legal, Email: dg.ecm_legal@bofa.com and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company or the Operating Company, to Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615, or via fax at (419) 247-2826, Attention: Matthew McQueen, Executive Vice President – General Counsel & Corporate Secretary.

10. Termination. This Agreement may be terminated by the Representatives by notice to the Transaction Entities as follows: (i) at any time prior to the Closing Date if any of the following has occurred: (a) since the date hereof, any adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Transaction Entities and their subsidiaries considered as one enterprise or the earnings, business affairs, management or business prospects of the of the Transaction Entities and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, that, in your judgment, is material so as to make the offering or delivery of the Securities impracticable or inadvisable, (b) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Securities impracticable or inadvisable, (c) trading in securities generally on the NYSE, the NYSE MKT Equities or the NASDAQ, or in the Company’s or the Operating Company’s securities on the NYSE, shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange, (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company or the Operating Company, (e) declaration of a banking moratorium by either federal or New York State authorities or material disruption in securities settlement or clearance services in the United States, (f) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby, or (g) any downgrading in, or the giving of any notice of (1) any intended or potential downgrading in, or (2) any review or possible change that does not indicate an affirmation or improvement in, the rating, if any, accorded to any debt securities or preferred stock issued or guaranteed by the Company or the Operating Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; or (ii) as provided in Sections 6 and 11 of this Agreement.

11. Default by Underwriters.

(i) If one or more of the Underwriters shall fail or refuse at the Closing Date or the relevant Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to such Date of Delivery which occurs after the Closing Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

(ii) No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

(iii) In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone the Closing Date or such Date of Delivery, as the case may be, for a period not exceeding seven days to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Transaction Entities and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of Securities merely because of such purchase.

13. Information Provided by Underwriters. The Transaction Entities and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Transaction Entities for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and eighth through tenth paragraphs under the caption “Underwriting” in the Prospectus.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. No Advisory or Fiduciary Relationship. Each of the Company and the Operating Company hereby acknowledges that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Securities. The Company and the Operating Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to either the Company or the Operating Company, their respective management, stockholders or members (as applicable), creditors or any other person in connection with any activity that any Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or the Operating Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Operating Company hereby confirm their understanding and agreement to that effect. The Transaction Entities and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company or the Operating Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to either the Company or the Operating Company. The Company and the Operating Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and/or the Operating Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Operating Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, or in any other certificate, agreement or document related to this Agreement, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Transaction Entities and each of the Underwriters submits to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City and County of New York and the United States District Court for the Southern District of New York with respect to any action or dispute in any way arising out of or relating to this Agreement. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and members (as applicable), and its respective affiliates) and each of the Underwriters waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

18. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, or by or on behalf of either of the Transaction Entities, or their respective directors, officers or controlling persons and (iii) delivery of and payment for the Securities under this Agreement.

[The remainder of this page is intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, will become a binding agreement among the Company, the Operating Company and the Underwriters in accordance with its terms.

Very truly yours,

WELLTOWER INC.

/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Executive Vice President – General Counsel & Corporate Secretary

WELLTOWER OP LLC

/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	President

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BofA SECURITIES, INC.
GOLDMAN SACHS & CO. LLC

As Representatives of the Underwriters listed on Schedule A

BofA SECURITIES, INC.

/s/ Gray Hampton
Name: Gray Hampton
Title: Managing Director

GOLDMAN SACHS & CO. LLC

/s/ Ryan Cunn
Name: Ryan Cunn
Title: Managing Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

PURSUANT TO SECTION 6(iii)

1.

The Company is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver the Underwriting Agreement and perform its obligations thereunder.

2.

Each subsidiary listed on Annex A is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of formation as set forth opposite its name on Annex A.

3.

The Operating Company is a validly existing limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver the Underwriting Agreement and perform its obligations thereunder.

4.

The execution and delivery by each of the Company and the Operating Company of the Underwriting Agreement and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate or limited liability company action, as the case may be. The Underwriting Agreement has been duly executed and delivered by each of the Company and the Operating Company.

5.

The Company has an authorized capitalization as set forth in the Prospectus. The Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Securities will not be subject to the preemptive or other similar rights under the Company’s charter or bylaws, the Delaware General Corporation Law as currently in effect or any agreement listed on Annex B. The Securities conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

6.

The execution and delivery by each of the Company and the Operating Company of the Underwriting Agreement and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate or limited liability company action, as the case may be. The Underwriting Agreement has been duly executed and delivered by each of the Company and the Operating Company.

7.

The execution and delivery by each of the Company and the Operating Company of the Underwriting Agreement, the performance of its respective obligations thereunder, and the issuance of the Securities to the Underwriters:

(i) do not and will not violate the charter or bylaws of the Company;

(ii) do not and will not violate the LLC Agreement of the Operating Company;

(iii) do not and will not, based solely upon review of such agreements, result in a breach of or default under any agreement to which the Company or the Operating Company is a party that is identified as material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex B; and

Exhibit A - 1

(iv) do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company or the Operating Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or (C) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act of 1933, as amended (the “Securities Act”), except for such filings or approvals as already have been made or obtained.

8.

The Company is not and, after giving effect to the sale of the Securities and the use of proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 8, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

9.

Insofar as the statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Descriptions of our Capital Stock—Common Stock” purport to summarize the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Securities Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses. The Securities conform in all material respects to the description thereof contained in Registration Statement, the General Disclosure Package and the Prospectus.

Any required filing pursuant Rule 433 under the Securities Act of each Issuer Free Writing Prospectus that is identified on Schedule C to the Underwriting Agreement has been made within the time period required by Rule 433(d) under the Securities Act and any required filing of the Preliminary Prospectus, the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424 under the Securities Act.

Such counsel shall also state that it is of the view that the Registration Statement has become effective under the Securities Act, and that, to its knowledge, based solely upon its review of the list of stop orders contained on the Commission’s website as of a specified date and time, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Such counsel shall that, except for the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to all of which such counsel need not express an opinion or belief, no facts have come to such counsel’s attention that led it to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of its date, was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder or (b)(i) that the Registration Statement, at the time it became effective and as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit A - 2

Such counsel may state that its opinions are limited to matters involving the laws of the State of New York, the United States of America, the Delaware General Corporation Law and the Delaware Limited Liability Company Act. As to matters of fact, such counsel may rely on certificates of officers of the Company and the Operating Company and public officials.

Exhibit A - 3

ANNEX A

LIST OF MATERIAL SUBSIDIARIES OF THE COMPANY

1.	WELL PM Properties LLC (Delaware)

2.	Welltower TRS Holdco LLC (Delaware)

3.	Churchill Property Portfolio Holdco LP (Delaware)

4.	Senior Housing Realty Trust (Maryland)

5.	HCN Canadian Holdings-1 LP (Ontario)

6.	HCN Canadian Holdings LP-1 Ltd (Ontario)

7.	Redwood Tower Investments LP (Jersey)

8.	Welltower OM Group LLC (Delaware)

9.	NC Sparti LLC (Delaware)

10.	Jupiter Landlord, LLC (Delaware)

Exhibit A - 4

ANNEX B

MATERIAL CONTRACTS

1.	Indenture, dated as of March 15, 2010, between Welltower OP LLC (the “Operating Company”) and The Bank of New York Mellon Trust Company, N.A.

2.	Supplemental Indenture No. 1, dated as of March 15, 2010, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

3.	Amendment No. 1 to Supplemental Indenture No. 1, dated as of June 18, 2010, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

4.	Supplemental Indenture No. 5, dated as of March 14, 2011, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

5.	Supplemental Indenture No. 7, dated as of December 6, 2012, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

6.	Supplemental Indenture No. 8, dated as of October 7, 2013, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

7.	Supplemental Indenture No. 9, dated as of November 20, 2013, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

8.	Supplemental Indenture No. 10, dated as of November 25, 2014, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

9.	Supplemental Indenture No. 11, dated as of May 26, 2015, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

10.	Amendment No. 1 to Supplemental Indenture No. 11, dated as of October 19, 2015, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

11.	Supplemental Indenture No. 12, dated as of March 1, 2016, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

12.	Supplemental Indenture No. 13, dated as of April 10, 2018, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

13.	Supplemental Indenture No. 14, dated as of August 16, 2018, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

14.	Supplemental Indenture No. 15, dated as of February 15, 2019, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

15.	Supplemental Indenture No. 16, dated as of August 19, 2019, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

16.	Supplemental Indenture No. 17, dated as of December 16, 2019, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

Exhibit A - 5

17.	Supplemental Indenture No. 18, dated as of June 30, 2020, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

18.	Supplemental Indenture No. 19, dated as of March 25, 2021, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

19.	Supplemental Indenture No. 20, dated as of June 28, 2021, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

20.	Supplemental Indenture No. 21, dated as of November 19, 2021, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

21.	Supplemental Indenture No. 22, dated as of March 31, 2022, between the Operating Company and The Bank of New York Mellon Trust Company, N.A.

22.	Supplemental Indenture No. 23, dated as of April 1, 2022, among the Operating Company, Welltower Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A.

23.	Indenture, dated as of November 25, 2015, by and among HCN Canadian Holdings-1 LP, the Operating Company and BNY Trust Company of Canada.

24.	Second Supplemental Indenture, dated as of December 20, 2019, by and among HCN Canadian Holdings-1 LP, the Operating Company and BNY Trust Company of Canada.

25.	Indenture, dated as of May 11, 2023, between the Operating Company, the Company and The Bank of New York Mellon Trust Company, N.A.

26.

Credit Agreement, dated as of June 4, 2021, by and among the Operating Company; the lenders listed therein; KeyBank National Association, as administrative agent and L/C issuer; BofA Securities, Inc. and JPMorgan Chase Bank, N.A., as joint book runners; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Wells Fargo Securities LLC, as U.S. joint lead arrangers; BofA Securities, Inc., JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Wells Fargo Bank, N.A., MUFG Bank, Ltd., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A., PNC Bank, National Association and Royal Bank of Canada, as co-documentation agents; BNP Paribas, Capital One, National Association, Citizens Bank, N.A., Fifth Third Bank, National Association, The Huntington National Bank, Regions Bank, The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, TD Bank, NA, Truist Bank and Bank of Montreal, as co-senior managing agents and Credit Agricole Corporate and Investment Bank, as sustainability structuring agent.

27.

Consent and Amendment No. 1 to Credit Agreement, dated April 1, 2022, by and among the Company, the Operating Company, the lenders and other financial institutions listed therein and KeyBank National Association, as administrative agent.

28.

Amendment No. 2 to Credit Agreement, dated June 15, 2022, by and among the Company, the Operating Company, the lenders and other financial institutions listed therein and KeyBank National Association, as administrative agent.

Exhibit A - 6

EXHIBIT B

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

PURSUANT TO SECTION 6(iii)

1.

The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2011 through December 31, 2022;

2.

The Company’s organization and current and proposed method of operations, if continued, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2023 and each taxable year thereafter; and

3.

The discussion contained under the caption “Taxation” in the Company’s Annual Report to the extent it constitutes matters of U.S. federal income tax law or legal conclusions relating thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarizes in all material respects the matters set forth therein.

Exhibit B - 1

SCHEDULE A

Underwriter	Number of Initial Securities to be Sold	Maximum Number of Optional Securities to be Sold
BofA Securities, Inc.	10,500,000	1,575,000
Goldman Sachs & Co. LLC	7,000,000	1,050,000

Total	17,500,000	2,625,000

Schedule A - 1

SCHEDULE B

PRICING TERMS

1.	The Company is selling 17,500,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,625,000 shares of Common Stock.

3.	The offering price to the public, with respect to each investor, is the price paid by such investor.

Schedule B - 1

SCHEDULE C

FREE WRITING PROSPECTUS

None.

Schedule C - 1

SCHEDULE D

FORM OF LOCK-UP

[*], 2023

BofA Securities, Inc.

Goldman Sachs & Co. LLC

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

As Representatives of the several Underwriters

Ladies and Gentlemen:

The undersigned understands that BofA Securities, Inc. and Goldman Sachs & Co. LLC (the “Representatives”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Welltower Inc., a Delaware corporation (the “Company”), and Welltower OP LLC, a Delaware limited liability company and a subsidiary of the Company (the “Operating Company”), providing for the offering of shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) to be issued by the Company (the “Offering”).

To induce the underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 30 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)

transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b)	transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts;

Schedule D - 1

(c)

transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(d)	transfers by will or the laws of descent;

(e)

distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

(f)

transfers to the Company, as forfeitures to satisfy any income, employment or social tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock units held by the undersigned and outstanding as of the date of the Underwriting Agreement;

(g)

if (i) the undersigned is an employee of the Company as of the date of transfer and (ii) the Company does not elect to settle income tax withholding and remittance obligations of the undersigned (or the employer of the undersigned) in connection with the vesting of restricted stock units held by the undersigned by withholding shares of Common Stock as forfeitures pursuant to clause (f) above, transfers up to that number of shares of the Common Stock underlying restricted stock units held by the undersigned that are vested and settled and necessary to satisfy income tax withholding and remittance obligations in connection with the vesting of restricted stock units outstanding as of the date of the Underwriting Agreement and described therein (for avoidance of doubt, this right to transfer shares of Common Stock will apply on a particular date only with respect to Common Stock underlying restricted stock units held by the undersigned that are vested and settled on or before such date);

(h)	transfers to the Company, in connection with the repurchase of shares of Common Stock issued pursuant to an employee benefit plan disclosed in the registration statement relating to the Offering;

(i)

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the provisions of this agreement;

(j)	transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(k)

transfers to a nominee or custodian of a person or entity to whom transfer would be otherwise be permissible under clauses (b) and (c) above; provided (i) such nominee or custodian shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period;

Schedule D - 2

(l)

transfers to the Company or its subsidiaries (i) in connection with the exercise or vesting of outstanding stock options, warrants, restricted stock units, restricted stock, performance contingent stock or other equity interests granted pursuant to the Company’s equity incentive plans, including transfers deemed to occur upon the “net” or “cashless” exercise of options, or (ii) for the sole purpose of paying the exercise price of such stock options, warrants, restricted stock units or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise or vesting of such stock options, warrants, restricted stock units, restricted stock, performance contingent stock or other equity interests or as a result of the vesting of Common Stock under restricted stock awards pursuant to the Company’s employee benefit plans; provided that in the case of any transfer or distribution pursuant to clause (f), (g), (h) or (l), any required filing under the Exchange Act shall clearly indicate the circumstances of such transfer or disposition;

(m)	as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction; or

(n)

facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Representatives are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

For the convenience of the parties hereto, any number of counterparts of this agreement may be executed by the parties hereto, each of which shall be an original instrument and all of which taken together shall constitute one and the same agreement. Delivery of a signed counterpart of this agreement by e-mail (including pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur,

Schedule D - 3

if any, of (i) the Company advising the Representatives in writing prior to entry into the Underwriting Agreement that it does not intend to proceed with the Offering; (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) terminates or is terminated prior to payment for and delivery of the securities to be sold thereunder; and (iii) November 30, 2023, in the event that the Underwriting Agreement has not been executed by such date.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Operating Company and the Representatives.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

Schedule D - 4

SCHEDULE E

INDIVIDUALS SUBJECT TO LOCK-UP

Directors

Kenneth J. Bacon

Karen B. DeSalvo

Philip L. Hawkins

Dennis G. Lopez

Shankh Mitra

Ade J. Patton

Diana W. Reid

Sergio D. Rivera

Johnese M. Spisso

Kathryn M. Sullivan

Other Executive Officers

John F. Burkart

Joshua T. Fieweger

Timothy G. McHugh

Matthew G. McQueen

Ayesha Menon

Schedule E - 1